Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Farmers & Merchants Bancorp, Inc. on Form S-8 (File No. 333-248781) of our report dated June 28, 2021, of our audits of the financial statements of The Farmers & Merchants State Bank 401(k) Profit Sharing Plan as of December 31, 2020 and 2019, and for the year ended December 31, 2020, which report is included in the Annual Report on Form 11-K.

BKD, LLP

Fort Wayne, Indiana

June 28, 2021